EXHIBIT 10.4

                             AMENDMENT TO AGREEMENT

         This Amendment to Agreement entered into as of the 13th day of June, 1997 by and between THE FAUQUIER BANK, a Virginia banking corporation (the "Bank"), and C. Hunton Tiffany, (the "Executive").

                                    RECITALS

         1. The Bank and Executive entered into an Agreement dated as of the 16th day of November, 1994, the ("Original Agreement") which provides for compensation and other benefits to the Executive in certain events, a copy of which is attached hereto as Exhibit A; and

         2. The parties desire to amend such Agreement;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Paragraph 1 of the Original Agreement is hereby amended to read as follows:

         CHANGE OF CONTROL: For purposes of this Agreement, a Change of Control of the Bank occurs if, after the date of this Agreement, (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (but excluding any group of which the Executive is a member), becomes the owner or beneficial owner of securities of the Bank or of Fauquier Bankshares, Inc. (the "Holding Company") having 20% or more of the combined voting power of the then outstanding Bank or Holding Company securities that may be cast for the election of the Bank or Holding Company directors other than a result of an issuance of securities initiated by the Bank or Holding Company, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, contested election, or any combination of these events, the persons who were directors of the Bank or Holding Company before such events cease to constitute a majority of the Bank's or Holding Company's Board, or any successor's board, within two years of the last of such transactions. For purposes of this Agreement, the Control Change Date is the date on which an event described in (i) or (ii) occurs. If a Change of Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

         2. Paragraph 3(ii)(b) of the Original Agreement is hereby deleted and Paragraph 3(ii)(c) is hereby redesignated as Paragraph 3(ii)(b).

                                              THE FAUQUIER BANK

                                              By: /s/ Randy Ferrell
                                                  ------------------------------


                                              /s/ C. Hunton Tiffany
                                              ----------------------------------
                                                     Executive

                                   AGREEMENT
                                   ---------

         THIS AGREEMENT, entered into as of the 16th day of November, 1994, by and between THE FAUQUIER BANK, a Virginia banking corporation (the "Bank"), and C. HUNTON TIFFANY (the "Executive").

                                  WITNESSETH:

         WHEREAS, the Board of Directors of the Bank has approved this Agreement and authorized its execution and delivery on the Bank's behalf to the Executive; and

         WHEREAS, the Executive is presently a key executive officer of the Bank whose continued dedication, availability, advice and counsel to the Bank is deemed important to the Board of Directors of the Bank, the Bank and its shareholders; and

         WHEREAS, the services of the Executive, his experience and knowledge of the affairs of the Bank, and his reputation and contacts in the industry are extremely valuable to the Bank; and

         WHEREAS, the Bank wishes to attract and retain such well-qualified Executives, and it is in the best interest of the Bank and of the Executive; and

         WHEREAS, the Bank considers the establishment and maintenance of a sound and vital management to be part of its overall corporate strategy and to be essential to protecting and enhancing the best interests of the Bank and its shareholders;

         NOW, THEREFORE, to assure the Bank of the Executive's continued dedication, the availability of his advice and counsel to the Board of Directors of the Bank, and to induce the Executive to remain and continue in the employ of the Bank and for other good and valuable consideration, the receipt and adequacy whereof each party hereby acknowledges, the Bank and the Executive hereby agree that the following terms and conditions of employment shall control and take effect only in the event there is a change of control:


..1. CHANGE OF CONTROL: For purposes of this Agreement, a Charge of
Control occurs if, after the date of this Agreement, (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (but excluding any group of which the Executive is a member), becomes the owner or beneficial owner of Bank securities having 20% or more of the combined voting power of the then outstanding Bank securities that may be cast for the election of the Bank's directors other than a result of an issuance of securities initiated by the Bank, or open market purchases approved by the Board of Directors, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, contested election, or any combination of these events, the persons who were directors of the Bank before such events cease to constitute a majority of the Bank's Board, or any successor's board, within two years of the last of such transactions. For purposes of this Agreement, the Control Change Date is the date on which an event described in (i) or (ii) occurs. If a Change of Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

         2. TERMINATION AFTER CHANGE OF CONTROL: If, after such a Change of Control shall have occurred, the Executive's employment is terminated, then the Executive shall be entitled to receive the payments specified in this Agreement unless such termination is for Cause or the Executive terminates employment without Good Reason.

         (i) The Bank may terminate the Executive's employment for Cause. For the purposes of this Agreement, "Cause" shall mean the Executive's gross negligence or willful misconduct, which is detrimental to the best interests of the Bank's business operations. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his act or omission was in the best interest of the Bank; provided that any act or omission to act on the Executive's behalf in reliance upon an opinion of counsel to the Bank or counsel to the Executive shall not be deemed to be willful. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a certification by a majority of the outside members of the Board of Directors of the Bank finding that, in the good faith opinion of such majority, the Executive was guilty of conduct which is deemed to be Cause within the meaning of the first sentence of this paragraph and specifying the particulars thereof in detail, after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before such majority.

         (ii) The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

              (a) The assignment of duties to the Executive by the Bank which
(i) are materially different from the Executive's duties immediately prior to the Change of Control, or (ii) result in the Executive having significantly less authority and/or responsibility than he had prior to the Change of Control, without his express written consent;

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


              (b) The removal of the Executive from or any failure to re-elect him to the aforesaid position(s), except in connection with a termination of his employment by the Bank for Cause;

              (c) A reduction by the Bank of the Executive's base salary as in effect on the date of the Change of Control or as the same may be increased from time to time thereafter, or a failure by the Bank to increase such as salary each year after such Change of Control by an amount which at least equals, on a percentage basis, the percentage increase, if any, in the cost of living as set forth in the Consumer Price Index for the area in which the principal office of the Bank is located (1967=100) published by the Bureau of Labor Statistics of the United States Department of Labor over the preceding year, unless the failure to so increase the Executive's salary is waived in writing by the Executive;

              (d) The failure of the Bank to provide the Executive with substantially the same fringe benefits that were provided to him immediately prior to the Change of Control, or with a package of fringe benefits that, though one or more of such benefits may vary from those in effect immediately prior to such Change of Control, is substantially comparable in all material respects to such fringe benefits taken as a whole;

              (e) The failure of the Bank to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in paragraph 5(iii) hereof; or

              (f) The relocation of the Bank's principal executive offices outside of Warrenton, Virginia, without the consent of Executive.

         (iii) Notwithstanding the provisions of paragraph 2(i) and 2(ii), following a Change of Control the Bank may terminate the Executive's employment without cause at any time in any otherwise lawful manner, subject to the Bank's providing to the Executive the payments and benefits specified in paragraph 3(ii).

         (iv) Termination by either party shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision(s) in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

         (v) "Date of Termination" shall mean the date specified in the Notice of Termination, which shall be not less than thirty (30) nor more than ninety
(90) days after such Notice of Termination is given; provided, that if within thirty (30) days after any Notice of

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

Termination is given pursuant to paragraph 2(i) or 2(ii) the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then pending the resolution of any such dispute the Bank shall continue to pay the Executive the same base salary as and when due and payable, and provide him the same or substantially comparable fringe benefits that he was paid and provided immediately prior to the delivery of the Notice of Termination. If a termination by the Bank pursuant to paragraph 2(i) above is challenged by the Executive and the termination is ultimately determined to be justified, then all sums paid by the Bank to the Executive pursuant to this paragraph 2(v), plus the cost to the Bank of providing the Executive such fringe benefits from the date of such termination to the date of the resolution of such dispute, shall be promptly repaid by the Executive to the Bank with interest at the rate charged from time to time by The Fauquier Bank, to its most substantial customers for unsecured parties of credit. Should it ultimately be determined that a termination by the Bank pursuant to paragraph 2(i) above was not justified, or that a termination by the Executive pursuant to paragraph 2(ii) above was for Good Reason, then the Executive shall be entitled to retain all sums paid to him pending the resolution of such dispute and he shall be entitled to receive in addition the payments and other benefits provided for in paragraph 3(ii), and the Date of Termination shall be the date on which the dispute is finally settled, either by mutual written agreement of the parties, or by a final judgment.

         3. TERMINATION PROVISIONS. (i) If the Executive's employment shall be terminated for Cause pursuant to paragraph 2 (i) and if such termination is challenged by the Executive and the challenge is resolved in favor of the Bank, the Bank shall have no further obligation to the Executive.

         (ii) If within (3) years after a Change of Control of the Bank, (1) the Bank shall terminate the Executive's employment in accordance with the provisions of paragraph 2(i) hereof, and if such termination is challenged by the Executive and the challenge is resolved in favor of the Executive, or (2) the Executive shall terminate his employment pursuant to paragraph 2(ii) hereof at any time during the period beginning with a Change of Control and ending three (3) years after the Change of Control, then, except as provided in Section 6 of this Agreement,

              (a) On or before the Executive's last day of employment with the Bank, the Bank shall pay to the Executive as compensation for services rendered to the Bank a cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to 2.99 times the highest annual compensation paid to the Executive by the Bank for any six months ending with the Executive's termination, provided that, at the option of the



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


Executive, the cash amount required to be paid hereby shall be paid by the Bank in equal monthly installments over the six (6) months succeeding the Date of Termination, payable on the first day of each such month. For purposes of this paragraph 3(ii) highest annual compensation shall include only base salary and cash bonuses paid to Executive.

              (b) In addition to the benefits to which the Executive is entitled under the retirement plans or programs of the Bank in effect as of the date first above written or any successor plans or programs in effect on the Date of Termination of the Executive's employment, the Bank shall pay the Executive a cash amount equal to the actuarial equivalent of the retirement pension to which the Executive would have been entitled under the terms of such retirement plan or programs, without regard to "vesting" thereunder, had the Executive accumulated three (3) additional years of continuous service (after any termination pursuant to this Agreement) at the Executive's base salary rate in effect on the Date of Termination under such retirement plans or programs reduced by the single sum actuarial equivalent of any amounts to which the Executive is entitled pursuant to the provisions of said retirement plans and programs. For purposes of this paragraph 3(ii)(b), "actuarial equivalent" shall be determined using the same methods and assumptions utilized under the Bank's retirement plans and programs immediately prior to the Change of Control. The Bank's obligation under this paragraph 3(ii)(b) may be satisfied by a lump sum payment in cash or by the purchase of an annuity owned by and payable to the Executive, which annuity shall provide for payment comparable to payments which the Executive would receive pursuant to the aforementioned retirement plans or programs. The payment shall be made or the annuity shall be purchased and delivered to the Executive within thirty (30) days following termination; provided, however, that at the Executive's option, payment may be deferred until a later time if in the Executive's opinion, a deferral would result in a more advantageous income or estate tax treatment.

              (c) The Bank shall maintain in full force and effect, for the continued benefit of the Executive for a three-year period after the Date of Termination, all employee benefit plans and programs or arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Bank shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans and programs.

         (iii) In the event that the Executive terminates his employment at any time after a Change of Control for other than

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


Good Reason, or Good Reason is alleged but ultimately determined pursuant to paragraph 2(v) to be not justifiable, then the Bank shall have no further obligation to the Executive.

         4. STOCK OPTIONS: Upon a Change of Control, all stock options granted to the Executive under any of the Bank's Stock Option Plans, or any successor thereto, shall become immediately exercisable with respect to all or any portion of the shares covered thereby regardless of whether such options are otherwise exercisable. The Bank shall reimburse the Executive for any federal income tax liability incurred by the Executive in connection with the exercise of such options which would not have otherwise been incurred by the Executive in the absence of such options becoming immediately available upon a Change of Control, such reimbursement to be submitted to the Executive within ten (10) days of written notification to the Bank by the Executive of the exact amount of such additional tax liability.

         At any time subsequent to seven (7) days after the public announcement of a Change of Control, any or all stock options granted to the Executive under the Bank's Stock Option Plans, or any successor thereto, held by the Executive for more than six months ("Cancelable Options") may, upon the written approval of a majority of disinterested, non-employee members of the Board of Directors, be cancelled by the Bank in exchange for the payment to the Executive of cash in an amount equal to the aggregate spread between the average exercise price of the Cancelable Options and the higher of: (a) the average of the closing prices of the Bank's shares as reported in the daily newspaper for the thirty (30) business days immediately preceding the public announcement of the Change of Control, or (b) the highest price per share actually paid in connection with the Change of Control of the Bank.

         5. LITIGATION - OBLIGATIONS - SUCCESSORS: Notwithstanding the requirements of paragraph 13 hereof, if litigation shall be brought to challenge, enforce or interpret any provision contained in this Agreement, and such litigation does not end with judgment in favor of the Bank, the Bank hereby agrees to indemnify the Executive for his reasonable attorney's fees and disbursements incurred in such litigation, and hereby agrees to pay post-judgement interest on any money judgment obtained by the Executive calculated at the rate charged from time to time by The Fauquier Bank, to its most substantial customers for unsecured lines of credit from the date that payment(s) to him should have been made under the judgment to date of payment.

         (ii) The Bank's obligation to pay the Executive the compensation and benefits and to make the arrangements provided in this Agreement shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or

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


other right which the Bank may have against him or anyone else. All amounts payable by the Bank under this Agreement shall be paid without notice or demand except as provided in paragraph 4 hereof. Except as expressly provided in paragraph 2(v), each and every payment made hereunder by the Bank shall be final and the Bank will not seek to recover all or any part of such payment from the Executive or from whosoever may be entitled thereto, for any reason whatsoever. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

         (iii) The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank, or either one of them, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in its entirety. Failure of the Bank to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Bank in the same amount and on the same terms as he would be entitled if he had terminated his employment for Good Reason pursuant to subparagraph 2(ii) above, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Bank" shall mean the Bank as hereinabove defined and any successor to its respective business and/or assets as aforesaid which executes and delivers the Agreement provided for in this paragraph 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         6. LIMITATION OF BENEFITS: It is the intention of the parties that no payment be made or benefit provided to the Executive pursuant to this Agreement that would constitute an "excess parachute payment" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and any regulations thereunder, thereby resulting in a loss of an income tax deduction by the Bank or the imposition of an excise tax on the Executive under
Section 4999 of the Code. If the independent accounts serving as auditors for the Bank on the date of a Change of Control (or any other accounting firm designated by the Bank) determine that some or all of the payments or benefits scheduled under this Agreement, as wel1 as any other payments or benefits on a Change of Control, would be nondeductible by the Company under Section 280G of the code, then the payments scheduled under this Agreement will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible. The determination made as to the reduction of benefits or payments required hereunder by the independent accountants shall be binding on the parties. The Executive shall have the right to

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


designate within a reasonable period, which payments or benefits will be reduced; provided, however, that if no direction is received from the Executive, the Bank shall implement the reductions in its discretion.

         7. NOTICES: For the purposes of this Agreement, notices or other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:                  C. Hunton Tiffany
                                               Post Office Box 467
                                               Warrenton, VA 22186

         If to the Bank:                       The Fauquier Bank
                                               10 Courthouse Square
                                               P. 0. Drawer 561
                                               Warrenton, Virginia 22186

or at such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         8. MODIFICATION - WAIVERS - APPLICABLE LAW: No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by Executive and on behalf of the Bank by such officer as may be specifically designated by the Board of Directors of the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia.

         9. INVALIDITY - ENFORCEABILITY: The invalidity or enforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability


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


         11. SUCCESSOR RIGHTS: This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts would still be payable to him under this Agreement, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is not such designee, to his estate.

         12. HEADINGS: Descriptive headings contained in this Agreement are for convenience only and shall not control or affect the meaning of construction of any provision hereof.

         13. ARBITRATION: Any dispute, controversy or claim arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, in Richmond, Virginia in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction. Unless otherwise provided in the rules of the American Arbitration Association, the arbitrators shall, in their award, allocate between the parties the costs of arbitration, which shall include reasonable attorneys' fees and expenses of the parties, as well as the arbitrator's fees and expenses, in such proportions as the arbitrators deem just.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                           "EXECUTIVE"

                                        /s/ C. Hunton Tiffany
                                        ----------------------------------------
                                        C. HUNTON TIFFANY


                                        THE  FAUQUIER  BANK


                                        By: /s/ Randy Ferrell
                                            ------------------------------------
                                            RANDY FERRELL

STATE OF VIRGINIA     )
                      )     To-Wit:
County OF Fauquier    )


         Sworn and subscribed before me this 16th day of November, 1994, by C. Hunton Tiffany.



                                     /s/ ILLEGIBLE
                                     ------------------------------
                                             Notary Public


                                           May 31, 1995
         My commission expires:      ------------------------------


STATE OF VIRGINIA                          )
                                           )
                                           )  To-Wit:
    County         OF   Fauquier           )
------------------      --------------     )

         Sworn and subscribed before me this 16th day of November, 1994, by Randy K. Ferrell, Jr. Vice President of The Fauquier Bank.



                                     /s/ ILLEGIBLE
                                     ------------------------------
                                             Notary Public


                                           May 31, 1995
         My commission expires:      ------------------------------



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